EXHIBIT (11)(b)


                            STROOCK & STROOCK & LAVAN
                                7 HANOVER SQUARE
                            NEW YORK, NEW YORK 10004


We hereby consent to the use of our legal opinion regarding the legality of issuance of shares and other matters filed as Exhibit (10) of Post-Effective Amendment No. 14 to the Registrant's Registration Statement on Form N-1A filed on September 8, 1996, which opinion is incorporated by reference as an exhibit to this Registration Statement on Form N-14. In giving such permission, we do not admit hereby that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission thereunder.


Very truly yours,

STROOCK & STROOCK & LAVAN